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                                                                                                         Exhibit 21


                                                        TXU GAS COMPANY
                                                   SUBSIDIARY HIERARCHY

                                                     Effective 12-31-02
                                                                                                   State or Country
                                                                                                    of Incorporation
     TXU Gas Company                                                                                     Texas
       TXU Gas Distribution Company (an unincorporated division)
       TXU Lone Star Pipeline (an unincorporated division)
       TXU Processing Company                                                                          Delaware
       ENS Holdings I, Inc.                                                                              Texas
       ENS Holdings II, Inc.                                                                             Texas
       TXU Vermont Insurance Company                                                                    Vermont
       ENSERCH E&C Holdings, Inc.                                                                       Nevada
          Ebasco Services of Canada Limited                                                             Canada
          ENSERCH E&C, Inc.                                                                             Nevada
       Enserch Finance (II), Inc.                                                                        Texas
       Enserch Finance N.V.                                                                      Netherlands Antilles
       Enserch House, Inc.                                                                               Texas
       TXU Receivables Company                                                                          Delaware
       Oncor Utility Solutions (Texas) Company                                                           Texas
       Oncor Utility Solutions (North America) Company                                                   Texas
       Lone Star Energy Services Inc.                                                                    Texas
       LS Energy, Inc.                                                                                   Texas
       Lone Star Gas Company of Texas, Inc.                                                              Texas
       Enserch International Investments Limited                                                        Delaware
          Humphreys & Glasgow Limited                                                               United Kingdom

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Except as noted above, the voting stock of each subsidiary company and their subsidiaries and affiliates is wholly owned (100%) by its parent or a wholly-owned affiliate.

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                                                              Affiliates
                                                                                                 State or County
                                                                                                of Incorporation
                                                                                                 or Organization

Enserch SACROC Inc. (1)                                                                                Texas
ENS Holdings Limited Partnership (2 )                                                                  Texas
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(1)  99.65%  owned by Enserch  Finance II, Inc.  and 0.35% owned by ENS Holdings
     Limited Partnership.
(2)  Limited  Partnership:  ENS Holdings II, Inc. (99%) and ENS Holdings I, Inc.
     (1%).